FOR IMMEDIATE RELEASE

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PAT SCORZELLI JOINS USGN AS CORPORATE STRATEGIST
AND BUSINESS DEVELOPMENT CONSULTANT

(CARSON CITY, Nevada) April 3, 2006 -- US Global Nanospace, Inc. (OTCBB: USGA) ("USGN") today announced that Pat Scorzelli has joined USGN as business development consultant and corporate strategist.

Carl Gruenler, USGN CEO, stated, “With Pat’s assistance we will be evaluating the markets and specific business opportunities related to each of our products. Additionally, we will work to attract investment capital while optimizing existing shareholder position and potential for increased share value. We are pleased to attract an advisor of Pat’s experience and qualifications to drive this process and maximize the potential of USGN’s Intellectual Property.”

Mr. Scorzelli, in his role as President of Matrix Consulting Group, has served as an advisor to multiple companies on business, financial and legal matters over the past 25 years, and has also worked with various attorneys and law firms to assist in stabilizing, expanding and capitalizing on the potential and capabilities of those entities. He has helped both existing and start-up businesses in their efforts to realize true corporate potential in a highly competitive environment. He has held the title of CEO or President for such companies as Scanbuy, Inc., International Wireless Communications, Inc., both in the technology and wireless industry, Clickware, a software development company, InfoMask, Inc., an Internet security company, and Qik Technology and TriGenex, both startup companies operating in the biotech field.

Mr. Scorzelli currently serves as an advisor to such firms as Personica Intelligence, a leader in the development of artificial intelligence and voice recognition technology and SEC Attorneys, a private law firm that deals with securities issues. Mr. Scorzelli also serves as an outside analyst for the TrioFund, a technology fund, reviewing and identifying new and cutting edge technologies in the wireless industry.

About US Global Nanospace
US Global Nanospace, Inc. is a solutions oriented research and development company that specializes in identifying, developing, and commercializing new and emerging technologies and products for integration into the security, defense and health and safety markets. USGN uses cross-discipline knowledge in the areas of science, engineering, nanotechnology and nanomaterials to develop products that address high performance issues. USGN has focused its commercial efforts on identifying strategic partnership companies that have the resources to manufacture, market or integrate its products on a commercial scale. USGN's products include MAPSANDS(TM), All-Clear(TM) Chem/Bio Decontamination Foam, the G-Lam line of variable threat armor solutions, NanoFilters for HVAC, NanoFilterCX, BlastX, and Radomes. More information is available at http://www.usgn.com.

Safe Harbor
This announcement contains express or implied forward-looking statements about US Global Nanospace's future financial and operating results, products and business relationships. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, reliance on the manufacturing, sales and marketing efforts of a third party over which US Global Nanospace has no direct control, enforceability, and validity of proprietary rights, ability to raise sufficient capital or borrow sufficient funds to fund future operations, ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products by customers, the outcome of pending or future litigation, ability to obtain and maintain regulatory approvals for products, general economic factors and other risks identified and discussed in US Global Nanospace's filings with the Securities and Exchange Commission, including those set forth in US Global Nanospace's annual report on Form 10-KSB before the year ended March 31, 2005. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the US Global Nanospace's current expectations. US Global Nanospace disclaims any intent or obligation to update those forward-looking statements, except as required by law.